Exhibit 99.1

Broadridge Announces Closing of $500 Million Senior Notes Offering

NEW YORK, N.Y., May 15, 2026 – Broadridge Financial Solutions, Inc. (NYSE:BR) (“Broadridge”) today announced the closing of its offering of $500 million aggregate principal amount of 5.750% senior notes due 2036 (the “Notes”).  As previously announced, Broadridge intends to use the net proceeds of this offering, together with cash on hand, to repay its outstanding 3.400% senior notes due 2026.

J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC acted as the joint book-running managers for the offering.

The Notes were offered pursuant to an effective registration statement only by means of a prospectus and related prospectus supplement, copies of which may be obtained from: J.P. Morgan Securities LLC collect at 212-834-4533, BofA Securities, Inc. toll-free at 800-294-1322, Morgan Stanley & Co. LLC toll-free at 866-718-1649 and Wells Fargo Securities, LLC toll-free at 800-645-3751.

You may also visit www.sec.gov to obtain an electronic copy of the prospectus and related prospectus supplement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 7 billion communications annually and underpin the daily average trading of over $15 trillion in equities, fixed income, and other securities globally.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2025 (the “2025 Annual Report”), as they may be updated in any future reports filed with the SEC including, without limitation, Broadridge’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (filed on April 30, 2026). All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2025 Annual Report and any such subsequent filings. These risks include:

•	changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;

•
Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;

•	a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•	declines in participation and activity in the securities markets;
•	the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•	a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•	overall market, economic and geopolitical conditions and their impact on the securities markets;
•	the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•	Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•	competitive conditions;
•	Broadridge’s ability to attract and retain key personnel; and
•	the impact of new acquisitions and divestitures.

There may be other factors that may cause Broadridge’s actual results to differ materially from the forward-looking statements. Broadridge’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. Broadridge can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Broadridge’s results of operations and financial condition. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:	Media:

broadridgeir@broadridge.com	Gregg.rosenberg@broadridge.com